SUBADVISORY AGREEMENT


     THIS SUBADVISORY AGREEMENT is entered into as of the 13th day of December, 1996 between AMquest
Advisers, Inc., a Delaware corporation (the "Adviser") and Tocqueville Asset Management L.P., a Delaware
Limited Partnership (the "Subadviser").

                      W I T N E S S E T H

     WHEREAS, AMquest Matrix Funds, Inc., a Maryland corporation (the "Corporation") is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940
Act");

     WHEREAS, pursuant to an Investment Advisory
Agreement with the Adviser dated as of the date hereof
(the "Advisory Agreement"), the Corporation has retained the Adviser to act as investment adviser to certain of its investment portfolios (individually referred to herein as a "Fund" or collectively as the "Funds");

     WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties to a subadviser, subject to the requirements of the 1940
Act; and

     WHEREAS, the Adviser desires to retain the Subadviser as subadviser for certain of the Funds and the Subadviser desires to render such services.

     NOW, THEREFORE, the Adviser and the Subadviser mutually agree as follows:

     1.   Appointment as Subadviser.  The Adviser
hereby retains the Subadviser to act as investment subadviser for each of the Funds on whose behalf the Adviser executes an Exhibit to this Agreement, subject to the supervision of the Adviser and the Board of Directors of the Corporation and subject to the terms of this Agreement, and the Subadviser, by execution of each such Exhibit, agrees to accept such engagement.

          2.   Duties and Agreements of Subadviser.

          (a)  Investments.  Subject to the 1940 Act
and the direction of the Adviser, the Board of Directors of the Corporation and the investment policies and restrictions of each Fund as set forth in the Corporation's current registration statement on Form N-1A, the Subadviser is authorized and directed to purchase, hold, sell and monitor on a continuous basis investments for the account of each Fund (the
"Investments"). In providing these services, the Subadviser shall conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of each Fund's assets. The Adviser shall provide the Subadviser with reasonable assistance in connection with the Subadviser's activities under this Agreement, including without limitation, information concerning each Fund, its funds available for investment and the general affairs of the Corporation.

          (b) Allocation of Brokerage. Subject to the supervision and any specific instructions or authorizations of the Adviser and the Board of Directors of the Corporation, the Subadviser is authorized and directed to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of Investments with or through, such persons, brokers or dealers as the Subadviser may elect, including Tocqueville Securities
L.P., an affiliate of the Subadviser which is registered as a broker-dealer (subject to the Board of Directors of the Corporation having adopted procedures relating to affiliated brokerage pursuant to Rule 17e-1 of the 1940 Act), and to negotiate commissions to be paid on such transactions. In selecting brokers or dealers and placing orders, the Subadviser shall seek to obtain the most favorable price and execution available (considering all factors it deems relevant, including price, size of transaction, nature of the market for the security, amount of commission, if any, timing, reputation of the broker or dealer and other factors), except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as provided below. The Subadviser may cause a Fund to pay a broker that provides brokerage and research services to the Subadviser a commission in excess of the commission that another broker would have charged for effecting that transaction provided (i) the Subadviser determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker in the terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to such Fund and the other accounts as to which the Subadviser exercises investment discretion, (ii) such commission is paid in compliance with all applicable state and federal laws, including Section 28(e) of the Securities Exchange Act of 1934, as amended, and in accordance with this Agreement, and (iii) in the opinion of the Subadviser, the total commissions paid by such Fund will be reasonable in relation to the benefits to the Fund over the long term. To the extent not prohibited by applicable law, if the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other of its clients, it may aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.
In such event, allocation of these securities and the expenses incurred in the transaction will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and its other clients.

          (c)  Securities Transactions.   The
Subadviser and any of its "affiliated persons" (as defined in the 1940 Act) shall not purchase securities or other instruments from or sell securities or other instruments to a Fund; provided, however, the Subadviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable law or any exemptive regulatory order. The Subadviser shall observe and comply with Rule 17j-l under the 1940
Act and the Subadviser's Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. Upon request during any business day, the Subadviser immediately shall make available to the Adviser or the Corporation any reports concerning the Funds required to be made by the Subadviser pursuant to Rule 17j-1 under the 1940 Act.

          (d)  Books and Records.   The Subadviser
shall maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to the transactions made by it on behalf of the Funds, including without limitation, a daily ledger of assets and liabilities relating to each such Fund and brokerage and other records of all securities transactions, and shall furnish to the Adviser and the Board of Directors of the Corporation in a timely manner such periodic and special reports as the Board or the Adviser may reasonably request. The Subadviser will also preserve such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act, and agrees that all such books and records remain the sole property of the Corporation and shall be immediately surrendered to the Corporation upon request, provided that the Subadviser may retain a copy of the books and records. The Subadviser further agrees that all books and records maintained under this Agreement immediately shall be made available to the Corporation or the Adviser upon request during any business day.

          (e)  Information Concerning Investments.  At
such times as the Adviser or the Board of Directors of the Corporation may reasonably request, the Subadviser shall furnish reports on portfolio transactions and reports on Investments held in each Fund's portfolio in such detail as the requesting party may request. On a regular basis, the Subadviser shall also provide the Adviser and the Corporation economic and investment analyses and reports or other investment services normally available to the Subadviser's other clients.
Upon reasonable advance notice, the Subadviser shall make its officers and employees available to meet with the Adviser and the Corporation's Board of Directors at the Corporation's principal place of business or another mutually agreed location to review the Investments of each Fund. The Subadviser shall inform the Corporation and the Adviser on a timely basis of changes in investment strategy, tactics or key personnel. The Subadviser shall also provide such information or perform such additional acts as are customarily provided or performed by a subadviser or which are required for the Funds or the Adviser to comply with their respective obligations under applicable law, including without limitation the Internal Revenue Code of 1986, as amended, the 1940
Act, the Investment Advisers Act of 1940, as amended
(the "Advisers Act"), the Securities Act of 1933, as amended (the "1933 Act") and any state securities law, rule or regulation.

          (f)  Custody Arrangements.   The Subadviser
acknowledges receipt of a Custody Agreement for the Funds and, to the extent within its control, will comply with the requirements of the Custody Agreement.
On each business day, the Subadviser shall provide the Funds' custodian with information relating to all transactions concerning the Funds' assets as the Adviser or the custodian requests.

          (g)  Voting of Proxies.   The Subadviser
shall have the power to vote all securities in which it invests Fund assets and shall not be required to seek or take instructions from the Adviser or the Funds with respect to any such vote.

          (h)  Agent.  Subject to any other written
instructions of the Adviser or the Corporation, the Subadviser is hereby appointed as the Adviser's and the Corporation's agent and attorney-in-fact for the limited purpose of executing account documentation and customary agreements, contracts and other documents as the Subadviser is requested by brokers, dealers, counterparties and other persons in connection with its management of the Investments; provided, however, that any such documentation that the Subadviser shall execute shall comply with all laws, rules and regulations applicable to the business of the Adviser and the Corporation, including but not limited to the Advisers Act, the 1940 Act and the rules and regulations thereunder. The Subadviser shall provide the Adviser and the Corporation with copies of any documents executed on behalf of the Adviser or the Corporation hereunder as soon as possible after the execution of any such documents.

          (i)  Compliance with Applicable Law and
Governing Documents. With respect to all matters relating to its performance under this Agreement, the Subadviser and its directors, officers, partners, employees and "interested persons" (as defined in the 1940 Act) shall act in accordance with all applicable laws. The Subadviser shall act in accordance with the Corporation's governing instruments and regulatory filings, including the Corporation's Articles of Incorporation, Bylaws, currently effective Registration
Statement under the 1940 Act and the 1933 Act and its Notice of Eligibility under Rule 4.5 of the Commodities
Exchange Act (the "CEA") (collectively, "Governing
Instruments and Regulatory Filings") and any instructions or directions of the Corporation, its Board of Directors or the Adviser. The Adviser shall provide the Subadviser with any amendments, supplements or other changes to the Governing Instruments and Regulatory Filings as soon as practicable after such materials become available, and upon receipt, the Subadviser shall act in accordance with such amendments, supplements or other changes.

          (j)  Corporation's Name; The Adviser's Name.
The Subadviser will have no rights relating to the Corporation's name, any Fund's name or in the name
"AMquest" as it is used in connection with investment products, services or otherwise, and it will make no use of such names without the express written consent of the Corporation, the Funds or the Adviser, as the case may be.

     3.   Duties of Adviser.  The Adviser shall
continue to be responsible for all services to be provided to each Fund pursuant to the Advisory
Agreement, and shall oversee and review the Subadviser's performance under this Agreement.

     4. Independent Contractor. The Subadviser will be an independent contractor in performing its duties under this Agreement and unless otherwise expressly provided herein or otherwise authorized in writing, will have no authority to act for or represent the Corporation, the Funds or the Adviser in any way or otherwise be deemed an agent of the Corporation, the Funds or the Adviser.

     5.   Compensation.  The Adviser will pay the
Subadviser a fee for its services with respect to each Fund (the "Subadvisory Fee") at the annual rate set forth on the Exhibits hereto. The Subadvisory Fee shall be accrued each calendar day during the term of this Agreement and the sum of the daily fee accruals shall be paid monthly as soon as practicable following the last day of each month. The daily fee accruals will be computed by multiplying 1/365 by the annual rate and multiplying the product by the net asset value of the Fund as determined in accordance with the Corporation's registration statement as of the close of business on the previous business day on which the Fund was open for business, or in such other manner as the parties agree. The Adviser agrees that it will instruct the Corporation's custodian to remit the Subadvisory Fee, on behalf of the Adviser, directly to the Subadviser at its principal place of business or pursuant to instructions issued by the Subadviser;
provided, however, that the Adviser shall remain ultimately responsible for payment of the Subadvisory
Fee.

     6. Expenses. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased by the Funds. In addition, the Subadviser will, from time to time at its sole expense, employ such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.
The Subadviser shall not be responsible for the Funds' or the Adviser's expenses. The Corporation or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Corporation or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Corporation or the Adviser.
The Subadviser shall keep and supply to the Corporation and the Adviser reasonable records of all such expenses.

     7. Representations, Warranties and Covenants of the Subadviser. The Subadviser represents, warrants and covenants as follows:

          (a)  The Subadviser is registered as an
investment adviser under the Advisers Act and any applicable state securities laws as required in connection with this Agreement;

          (b)  The Subadviser has filed a notice of
exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission and the National
Futures Association, a copy of which has been provided to the Adviser;

          (c)  The Subadviser is a Delaware Limited
Partnership duly organized and validly existing with the power to carry on its business as it is now being conducted;

          (d)  The execution, delivery and performance
by the Subadviser of this Agreement are within its powers and have been duly authorized by all necessary action, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

          (e)  This Agreement is a valid and binding
agreement of the Subadviser;

          (f)  The Subadviser (i) has provided its
current Form ADV to the Adviser, which is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) agrees to provide the Subadviser with a copy of all amendments to the Form ADV as filed with the SEC; and

          (g)  The Subadviser (i) has provided to the
Adviser its Code of Ethics which meets the requirements of Rule 17j-1 under the 1940 Act, and (ii) agrees to certify to the Adviser and the Corporation within 45 days after the end of each calendar year during the term of this Agreement, or more frequently as requested by the Adviser or the Corporation, that it has complied with the requirements of Rule 17j-l under the 1940 Act with regard to its duties under this Agreement during the prior year and that there has been no violation of its Code of Ethics with respect to the Funds or in respect of any matter or circumstance that is material to the performance of its duties or, if such violation has occurred, that appropriate action was taken in response to such violation.

     8.   Survival of Representations and Warranties;
Duty to Update Information. All representations and warranties made by the Subadviser pursuant to Section 7 shall survive for the duration of this Agreement, and the Subadviser will promptly notify the Adviser and the Corporation in writing upon becoming aware that any of the foregoing representations and warranties are no longer true. In addition, the Subadviser will deliver to the Adviser and the Corporation copies of any material amendments, supplements or updates to any of the information provided to the Adviser within 15 days after becoming available.

     9.   Liability and Indemnification.

          (a)  Liability.  In the absence of willful
misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Subadviser of its duties or obligations under this Agreement, the Subadviser shall not be subject to any liability to the Adviser, the Corporation or the Funds or any of the Funds' shareholders, and, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Adviser of its duties or obligations under this Agreement, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of its obligations under applicable law, including without limitation, federal and state securities laws and the CEA.

          (b)  Indemnification.  The Subadviser shall
indemnify the Adviser and the Corporation, and their respective officers, directors and "controlling persons" (within the meaning of the federal securities laws), for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA. The Adviser shall indemnify the Subadviser and its officers, directors, and "controlling persons" (within the meaning of the federal securities laws) for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties and obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.

     10.  Duration and Termination.

          (a)  Duration.  This Agreement shall begin
for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect with respect to each Fund (and any subsequent Funds added pursuant to an Exhibit during the initial term of this Agreement) for two years from the date of this Agreement and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof, if such continuation shall be specifically approved at least annually (i) by the vote of a majority of the Board of Directors of the Corporation, including a majority of the directors who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act), cast in person at a meeting called for that purpose or (ii) by the vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund. If a Fund is added after the first approval as described above, this Agreement will be effective as to that Fund upon execution of the applicable Exhibit and will continue in effect until the next annual approval of this Agreement by the directors or Fund shareholders and thereafter for successive periods of one year, subject to approval as described above.

          (b)  Termination.  Notwithstanding anything
to the contrary provided herein, this Agreement may be terminated at any time with respect to a Fund or Funds, without payment of any penalty: (i) by vote of a majority of the Board of Directors of the Corporation, or by vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of a Fund or Funds (as applicable), in each case upon 60 days written notice to the Subadviser, or (ii) by the Adviser or Subadviser upon 60 days written notice to the other party. This Agreement shall also terminate automatically in the event of its "assignment" (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.

     11. Amendment. This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Board of Directors of the Corporation in the manner required by the 1940 Act or by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the affected Fund or Funds (as applicable). If such amendment is proposed in order to comply with the requirements of the SEC, state regulatory bodies or other governmental authorities, or to expressly obtain any advantage for the Adviser and/or the Subadviser under federal or state laws, the Adviser shall notify the Subadviser of the form of amendment which it deems necessary or advisable and the reasons therefor, and if the Subadviser declines to assent to such amendment, the Adviser may terminate this Agreement forthwith.

     12. Confidentiality. Subject to the duties of the Subadviser to comply with applicable laws, including any demand of any regulatory or taxing authority having jurisdiction, the Subadviser shall, during the term of this Agreement and for a period of 5 years thereafter, treat as confidential all non-public information pertaining to the Funds and the actions of the Subadviser, the Adviser and the Corporation in respect thereof. Information disclosed in voluntary and required reports to shareholders of the Corporation and to regulatory authorities is deemed to be public information.

     13. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at their principal places of business, which may from time to time be changed by a party by notice to the other party.

     14.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of Florida; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Advisers Act or the rules and regulations promulgated with respect to such respective Acts.

     15.  Severability.  If any provision of this
Agreement is held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     16.  Third-Party Rights.  In addition to the
parties hereto, this Agreement is intended to be for the benefit of the Corporation, which is intended to be a third-party beneficiary hereunder and may, as such, exercise such rights as if it were the Adviser. With the exception of such parties, no other party shall have any rights hereunder.

     17.  Use of Subadviser's Name.

          (a)    The Adviser agrees that it will, prior
to using any sales literature or other materials which mention the Subadviser's name, including any Fund prospectus, statement of additional information, annual report or other document required to be provided to shareholders of the Funds pursuant to the federal securities laws, provide the Subadviser with a copy of all such material.

          (b)  With respect to the Adviser's use of
sales literature which mentions the Subadviser's name, the Adviser shall obtain the Subadviser's prior consent before using any such material. With respect to the Adviser's use of any other material listed in paragraph
(a) above which mentions the Subadviser's name, the Adviser shall obtain the Subadviser's prior consent before using any such material only if such material is materially different from similar material used by the Adviser with respect to which the Subadviser has already consented.

          (c)  If the Subadviser's prior consent is
required, such consent will be presumed to have been given if the Adviser does not receive a response from the Subadviser (i) within 3 business days after the Subadviser's receipt of the materials requiring consent, if such consent relates to sales literature, or (ii) within 5 business days after the Subadviser's receipt of materials requiring consent, if such consent relates to any other material listed in paragraph (a) above.

          (d)  If the Subadviser denies its consent
with respect to a particular item, such denial shall be in writing and shall include the Subadviser's reason(s) therefor.

     This Agreement will become binding on the parties hereto upon their execution of the Exhibit(s) to this Agreement.


                           EXHIBIT A
                             to the
                     Subadvisory Agreement

                   AMQUEST MATRIX INCOME FUND

     For all services rendered by the Subadviser hereunder with respect to the above-named Fund, the Adviser shall pay the Subadviser, and the Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual subadvisory fee equal to
 .40% of the average daily net assets of the Fund.

     The annual subadvisory fee shall be accrued daily at the rate of 1/365th of .40% applied to the daily net assets of the Fund. The subadvisory fee so accrued shall be paid by (or on behalf of) the Adviser to the Subadviser monthly.

     Executed this 13th day of December, 1996.

                              The Adviser:

                              AMQUEST ADVISERS, INC.


                              By: /s/ Richard D. Brace, President
                                  -------------------------------
                                  Richard D. Brace, President



                              The Subadviser:

                              TOCQUEVILLE ASSET MANAGEMENT L.P.


                              By: /s/ Kieran Lyons
                                  --------------------------------
                              Its:  Vice President



                           EXHIBIT B
                             to the
                     Subadvisory Agreement

                AMQUEST MATRIX TOTAL RETURN FUND

     For all services rendered by the Subadviser hereunder with respect to the above-named Fund, the Adviser shall pay the Subadviser, and the Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual subadvisory fee equal to
 .50% of the average daily net assets of the Fund.

     The annual subadvisory fee shall be accrued daily at the rate of 1/365th of .50% applied to the daily net assets of the Fund. The subadvisory fee so accrued shall be paid by (or on behalf of) the Adviser to the Subadviser monthly.

     Executed this 13th day of December, 1996.


                              The Adviser:

                              AMQUEST ADVISERS, INC.


                              By: /s/ Richard D. Brace, President
                                  -------------------------------
                                  Richard D. Brace, President



                              The Subadviser:

                              TOCQUEVILLE ASSET MANAGEMENT L.P.


                              By: /s/ Kieran Lyons
                                  --------------------------------
                              Its:  Vice President




                           EXHIBIT C
                             to the
                     Subadvisory Agreement

                   AMQUEST MATRIX GROWTH FUND

     For all services rendered by the Subadviser hereunder with respect to the above-named Fund, the Adviser shall pay the Subadviser, and the Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual subadvisory fee equal to
 .50% of the average daily net assets of the Fund.

     The annual subadvisory fee shall be accrued daily at the rate of 1/365th of .50% applied to the daily net assets of the Fund. The subadvisory fee so accrued shall be paid by (or on behalf of) the Adviser to the Subadviser monthly.

     Executed this 13th day of December, 1996.


                              The Adviser:

                              AMQUEST ADVISERS, INC.


                              By: /s/ Richard D. Brace, President
                                  -------------------------------
                                  Richard D. Brace, President



                              The Subadviser:

                              TOCQUEVILLE ASSET MANAGEMENT L.P.


                              By: /s/ Kieran Lyons
                                  --------------------------------
                              Its:  Vice President